                                                                    EXHIBIT 21.1

                        Subsidiaries of BlackRock, Inc.

The following table lists the direct and indirect subsidiaries of BlackRock, Inc. as of June 30, 1999. In accordance with Item 601(21) of Regulation S-K, the omitted subsidiaries considered in the aggregate as a single subsidiary would not constitute a "significant subsidiary" as defined under Rule 1-02(w) of Regulation S-X.


                                              Jurisdiction of Incorporating or
                  Name                                   Organization
                  ----                                   ------------
BlackRock Advisors, Inc.                      Delaware
 (100% owned by BlackRock)

BlackRock Overseas Investment Corp.           EDGE Act Corporation (U.S.)
 (100% owned by BlackRock)

BlackRock International, Ltd. (100%           Scotland (U.K.)
 owned by BlackRock)

BlackRock Institutional Management            Delaware
 Corporation (100% owned by BlackRock)

Advance Investment Management, Inc.           West Virginia
 (100% owned by BlackRock)

Provident Advisors, Inc. (100% owned by       Delaware
 BlackRock)

BlackRock Financial Management, Inc.          Delaware
 (100% owned by BlackRock)

BlackRock (Japan), Inc. (100% owned by        Delaware
 BlackRock)

Anthracite Securizations Corp. (95%           Delaware
 owned by BlackRock Financial
 Management, Inc. and 5% owned by
 Anthracite )

Risk Monitors, Inc. (100% owned by            Pennsylvania
 BlackRock)

BlackRock Japan Holdings, Inc.                Delaware
(100% owned by BlackRock)

Nomura BlackRock Asset Management Co.,        Japan
 Ltd. (10% ownership by BlackRock)